UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2007

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Standard Pacific Corp. (the “Company”) and the lenders under its Revolving Credit Facility and $100 million Term Loan A entered into the Third Amendment of Revolving Credit Agreement (the “Revolver”) and Second Amendment of Term Loan A Credit Agreement (the “TLA”), effective September 14, 2007 (the “Amendment”). The Amendment includes all of the changes described in Exhibit 7.01 to the Company’s Report on Form 8-K, dated August 21, 2007, and, among other things, provides the Company with additional operating flexibility under the facilities’ borrowing base, consolidated tangible net worth, and minimum interest coverage covenants, tightens the leverage covenant over time, modestly revises pricing, and reduces the total commitment available under the Revolver from $1.1 billion to $900 million. In addition, in accordance with the terms of the Company’s $250 million Term Loan B Credit Agreement (“TLB”), provisions of the TLB that correspond to the amended provisions of the Revolver and the TLA (including the borrowing base, tangible net worth, leverage and minimum interest coverage covenants of the TLB) were automatically amended upon the effective date of the Amendment. The Company also modestly revised TLB pricing and elected to reduce the outstanding principal amount of the TLB from $250 million to $225 million, making the combined commitments under the Revolver, TLA and TLB more consistent with the Company’s reduced capital needs. Attached hereto as Exhibits 99.1 and 99.2 and incorporated by reference herein are copies of the Amendment and the notice of amendment provided to the TLB lenders.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Item 1.01	above is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Third Amendment of Revolving Credit Agreement and Second Amendment of Term Loan A Credit Agreement

99.2	Notice of Revolver and Term A Amendment and Second Amendment to Term B Credit Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2007

STANDARD PACIFIC CORP.

By:	/s/ Clay A. Halvorsen
Clay A. Halvorsen
Executive Vice President and General Counsel

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Third Amendment of Revolving Credit Agreement and Second Amendment of Term Loan A Credit Agreement

99.2	Notice of Revolver and Term A Amendment and Second Amendment to Term B Credit Agreement